Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Expects To Deliver Peer-Leading Pre-Tax
Margin Growth During First-Quarter 2019

3.8 percent pre-tax margin and total passenger revenue up 7.1 percent from the first quarter of 2018;
4.1 percent adjusted pre-tax margin¹

CHICAGO, April 16, 2019 - United Airlines (UAL) today announced that a combination of strong top-line revenue performance and effective cost management led to first-quarter pre-tax margin growth that is expected to lead its peers. The company remains confident that it will deliver on its long-term adjusted diluted earnings per share2 (EPS) targets of $10 to $12 in 2019 and $11 to $13 in 2020.

•
Reported first-quarter net income of $292 million, diluted EPS of $1.09, pre-tax earnings of $367 million and pre-tax margin of 3.8 percent, expanding pre-tax margin 1.8 points versus the first quarter of 2018.

•
Reported first-quarter adjusted net income of $309 million, adjusted diluted EPS of $1.15, adjusted pre-tax earnings of $389 million, adjusted pre-tax margin[1] of 4.1 percent, expanding adjusted pre-tax margin 2.1 points versus the first quarter of 2018.[1]

•	Total passenger revenue increased 7.1 percent versus the first quarter of 2018.

•	First-quarter passenger revenue per available seat mile (PRASM) increased 1.1 percent year-over-year.

•	Consolidated first-quarter unit cost per available seat mile (CASM) decreased 2.1 percent year-over-year.

•	Consolidated first-quarter CASM, excluding special charges, third-party business expenses, fuel and profit sharing, decreased 1.8 percent year-over-year.

•	Repurchased $527 million of its common shares in the first-quarter of 2019, at an average purchase price of $83.68 per share.

•	For the second consecutive quarter the airline reported adjusted pre-tax margin expansion.

1 Excludes special charges, the mark-to-market impact of financial instruments and imputed interest on certain finance leases. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables accompanying this release.
2 Excludes special charges and the mark-to-market impact of financial instruments, the nature of which are not determined at this time, and imputed interest on certain finance leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

United Airlines Reports First-Quarter 2019 Performance

"We delivered another strong financial quarter in which we made important progress on our customer investments while making strategic decisions to manage our costs and producing pre-tax margin growth that we expect will lead our peers," said Oscar Munoz, chief executive officer of United Airlines. "That's why we are more confident than ever that we'll reach our long-term adjusted EPS targets we unveiled last year. I want to thank all 93,000 of our employees for their incredible work as we overcame some unique challenges and refocused our efforts in 2019 toward elevating the United experience for our customers."
For more information on UAL's second-quarter and full-year 2019 guidance, please visit ir.united.com for the company's investor update.

First-Quarter 2019 Highlights

Operations and Employees

•	Flew the most revenue passengers ever for a first quarter in company history.

•	Despite a weather-challenged first quarter, achieved second-highest mainline on-time departures rate performance versus the major U.S. airlines.

•	Launched Backstage 2019 which will bring all 25,000 flight attendants to Chicago for an event which will help us elevate the way customers feel about their United experience.

•	Earned 100 percent score on Human Rights Campaign Foundation's annual scorecard on LGBTQ workplace equality.

•	Broke ground on a state-of-the-art Technical Operations Center at Los Angeles International Airport that will enable the airline to provide exceptional service for all of its aircraft fleets.

•	Announced headquarters will remain at the iconic Willis Tower in the airline's hometown of Chicago, while making investments to completely transform the current workspace and experience.

Customer Experience

•
Introduced a re-imagined mobile app to customers around the world featuring a more dynamic experience that updates customers at each step of their travel journey while adding enhancements that make managing travel easier.

•	Announced free live DIRECTV on 211 Boeing 737 United aircraft equipped with seat back TV, providing more than 100 channels of live television.

•	Introduced the relaunch of the United MileagePlus X app, which offers United MileagePlus® members a unique opportunity to earn award miles for everyday purchases.

•	Opened the fifth of its award-winning United Polaris Lounges at Los Angeles International Airport.

•	Opened a brand-new 5,000-square-foot United Club at Fort Lauderdale-Hollywood International Airport - the first of four new United Club locations set to open in 2019.

United Airlines Reports First-Quarter 2019 Performance

•
Announced next step in airline's commitment to making customers more comfortable by adding more than 1,600 United Polaris® business class and United First seats to nearly 250 international and domestic aircraft.

•
Launched new state-of-the-art United Meetings product, available on the airline's business portal, United Jetstream, which makes managing travel and redeeming rewards for meetings and events quicker and more streamlined.

•
Became the first U.S. airline to offer non-binary gender options throughout all booking channels in addition to providing the option to select the title "Mx." during booking and in a MileagePlus customer profile, providing customers the ability to identify themselves corresponding with what is indicated on their passports or identification.

Network

•	Began new service from four hubs to 18 cities in 12 states and one province and launched new nonstop seasonal service between San Francisco and Amsterdam.

•	Announced 11 new domestic routes.

•	Filed an application with the U.S. Department of Transportation for a total of six daily nonstop flights to Tokyo Haneda Airport from six of the airline's hubs.

Fleet

•
Announced a brand new and revolutionary regional flying experience with the addition of the two-cabin, 50-seat Bombardier CRJ 550 aircraft, offering customers on key regional routes more legroom, storage and amenities than any other 50-seat regional aircraft operating today.

•
Became first carrier in the world to operate all three Dreamliner models as its first 787-10 began regular service in January from Los Angeles International Airport to Newark Liberty International Airport.

•	Took delivery of four Boeing 737 MAX 9 aircraft (prior to the March 13, 2019 Federal Aviation Administration order grounding U.S.-registered 737 MAX aircraft) and four Boeing 787-10 aircraft.

Community and Environment

•	Donated $1 million to Feeding America's Shutdown Response Fund to directly support the food banks providing food for families of federal workers.

•	Launched Her Art Here, a first-of-its-kind contest designed to find and uplift underrepresented women artists by providing a chance to paint a canvas like no other - a United Airlines aircraft.

Earnings Call
UAL will hold a conference call to discuss its first-quarter 2019 financial results and its financial and operational outlook for second-quarter and full-year 2019 on Wednesday, April 17, at 9:30 a.m. Central time /10:30 a.m. Eastern time. A live, listen-only webcast of the conference call will be available

United Airlines Reports First-Quarter 2019 Performance

at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

Every customer. Every flight. Every day.
In 2019, United is focusing more than ever on its commitment to its customers, looking at every aspect of its business to ensure that the carrier keeps customers' best interests at the heart of its service. In addition to today's announcement, United recently announced that luxury skincare line Sunday Riley will make products exclusively for United customers to experience in amenity kits, released a re-imagined version of the most downloaded app in the airline industry and made DIRECTV free for every passenger on 211 aircraft, offering more than 100 channels on seat back monitors on more than 30,000 seats.

About United
United's shared purpose is "Connecting People. Uniting the World." We are more focused than ever on our commitment to customers through a series of innovations and improvements designed to help build a great experience: Every customer. Every flight. Every day. Together, United Airlines and United Express operate approximately 4,900 flights a day to 355 airports across five continents. In 2018, United and United Express operated more than 1.7 million flights carrying more than 158 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates 779 mainline aircraft and the airline's United Express carriers operate 569 regional aircraft. United is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly

United Airlines Reports First-Quarter 2019 Performance

update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to execute our strategic operating plan, including our growth, revenue-generating and cost-control initiatives; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; our capacity decisions and the capacity decisions of our competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in our supply of aircraft fuel; our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; the effects of any technology failures or cybersecurity breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline; our ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in our fleet; disruptions to our regional network; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of our investments in other airlines, including in other parts of the world; industry consolidation or changes in airline alliances; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; disruptions in the availability of aircraft, parts or support from our suppliers; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; labor costs; an outbreak of a disease that affects travel demand or travel behavior; the impact of any management changes; extended interruptions or disruptions in service at major airports where we operate; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to comply with the terms of our various financing arrangements; our ability to realize the full value of our intangible assets and long-lived assets;-; and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.
-tables attached-

United Airlines Reports First-Quarter 2019 Performance

On January 1, 2019, United Continental Holdings, Inc. ("UAL") adopted Accounting Standards Update No. 2016-02, Leases ("Topic 842"). As such, certain previously reported 2018 figures are adjusted in this report on a basis consistent with Topic 842.
UNITED CONTINENTAL HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except per share data)	2019	2018
Operating revenue:
Passenger	$8,725	$8,149	7.1
Cargo	286	293	(2.4)
Other operating revenue	578	590	(2.0)
Total operating revenue	9,589	9,032	6.2

Operating expense:
Salaries and related costs	2,873	2,726	5.4
Aircraft fuel	2,023	1,965	3.0
Regional capacity purchase	688	630	9.2
Landing fees and other rent	588	579	1.6
Depreciation and amortization	547	524	4.4
Aircraft maintenance materials and outside repairs	408	440	(7.3)
Distribution expenses	360	342	5.3
Aircraft rent	81	127	(36.2)
Special charges (B)	18	40	NM
Other operating expenses	1,508	1,397	7.9
Total operating expense	9,094	8,770	3.7

Operating income	495	262	88.9

Operating margin	5.2%	2.9%	2.3	pts.
Adjusted operating margin (Non-GAAP) (A)	5.3%	3.3%	2.0	pts.

Nonoperating income (expense):
Interest expense	(188)	(162)	16.0
Interest capitalized	22	18	22.2
Interest income	29	17	70.6
Miscellaneous, net (B)	9	47	(80.9)
Total nonoperating expense	(128)	(80)	60.0

Income before income taxes	367	182	101.6

Pre-tax margin	3.8%	2.0%	1.8	pts.
Adjusted pre-tax margin (Non-GAAP) (A)	4.1%	2.0%	2.1	pts.

Income tax expense (D)	75	37	102.7
Net income	$292	$145	101.4

Diluted earnings per share	$1.09	$0.51	113.7
Diluted weighted average shares	268.3	284.9	(5.8)

NM Not meaningful

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS

Passenger revenue information is as follows:

	1Q 2019 Passenger Revenue (millions)	Passenger Revenue vs. 1Q 2018	PRASM vs. 1Q 2018	Yield vs. 1Q 2018	Available Seat Miles vs. 1Q 2018	1Q 2019 Available Seat Miles (millions)
Domestic	$5,367	8.0%	0.6%	0.9%	7.4%	36,726

Atlantic	1,331	6.3%	(2.8%)	(4.8%)	9.4%	10,626
Pacific	1,121	4.9%	4.5%	2.2%	0.3%	10,923
Latin America	906	5.3%	2.6%	2.3%	2.6%	7,370
International	3,358	5.6%	1.4%	(0.1%)	4.1%	28,919

Consolidated	$8,725	7.1%	1.1%	0.5%	5.9%	65,645

Select operating statistics are as follows:

	Three Months Ended March 31,		% Increase/ (Decrease)
	2019	2018
Passengers (thousands)	36,454	34,495	5.7
Revenue passenger miles (millions)	53,097	49,849	6.5
Available seat miles (millions)	65,645	61,977	5.9
Passenger load factor:
Consolidated	80.9%	80.4%	0.5	pts.
Domestic	82.6%	82.8%	(0.2)	pts.
International	78.7%	77.5%	1.2	pts.
Passenger revenue per available seat mile (cents)	13.29	13.15	1.1
Total revenue per available seat mile (cents)	14.61	14.57	0.3
Average yield per revenue passenger mile (cents)	16.43	16.35	0.5
Aircraft in fleet at end of period	1,348	1,295	4.1
Average stage length (miles)	1,448	1,443	0.3
Average full-time equivalent employees	88,730	85,561	3.7
Average aircraft fuel price per gallon	$2.05	$2.11	(2.8)
Fuel gallons consumed (millions)	985	932	5.7

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for definitions of these statistics.

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,848	$1,694
Short-term investments	2,219	2,256
Receivables, less allowance for doubtful accounts	1,789	1,426
Aircraft fuel, spare parts and supplies, less obsolescence allowance	972	985
Prepaid expenses and other	780	733
Total current assets	7,608	7,094

Total operating property and equipment, net	28,586	27,399
Operating lease right-of-use assets	5,065	5,262

Other assets:
Goodwill	4,523	4,523
Intangibles, less accumulated amortization	3,144	3,159
Restricted cash	103	105
Notes receivable, net	512	516
Investments in affiliates and other, net	1,098	966
Total other assets	9,380	9,269
Total assets	$50,639	$49,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Advance ticket sales	$6,006	$4,381
Accounts payable	2,707	2,363
Frequent flyer deferred revenue	2,388	2,286
Accrued salaries and benefits	1,660	2,184
Current maturities of long-term debt	1,201	1,230
Current maturities of finance leases	133	123
Current maturities of operating leases	639	719
Other	601	553
Total current liabilities	15,335	13,839

Other long-term liabilities and deferred credits:
Long-term debt	12,734	12,215
Long-term obligations under finance leases	236	224
Long-term obligations under operating leases	5,145	5,276
Frequent flyer deferred revenue	2,750	2,719
Postretirement benefit liability	1,287	1,295
Pension liability	1,454	1,576
Deferred income taxes	898	828
Other	998	1,010
Total other long-term liabilities and deferred credits	25,502	25,143
Stockholders' equity	9,802	10,042
Total liabilities and stockholders' equity	$50,639	$49,024

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net cash provided by operating activities	$1,915	$1,709

Cash Flows from Investing Activities:
Capital expenditures	(1,609)	(944)
Purchases of short-term and other investments	(724)	(596)
Proceeds from sale of short-term and other investments	768	840
Loans made to others	—	(10)
Investment in affiliates	(27)	—
Other, net	12	15
Net cash used in investing activities	(1,580)	(695)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	646	673
Payments of long-term debt	(250)	(189)
Repurchases of common stock	(513)	(529)
Principal payments under finance leases	(20)	(18)
Capitalized financing costs	(17)	(16)
Other, net	(29)	(16)
Net cash used in financing activities	(183)	(95)
Net increase in cash, cash equivalents and restricted cash	152	919
Cash, cash equivalents and restricted cash at beginning of the period	1,799	1,591
Cash, cash equivalents and restricted cash at end of the period	$1,951	$2,510

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt	$92	$60
Operating lease conversions to finance lease	36	—
Right-of-use assets acquired through operating leases	51	103
Property and equipment acquired through finance leases	8	—

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
RETURN ON INVESTED CAPITAL (ROIC)—Non-GAAP
ROIC is a non-GAAP financial measure that UAL believes provides useful supplemental information for management and investors by measuring the effectiveness of the company's operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended March 31, 2019
Net Operating Profit After Tax ("NOPAT")
Pre-tax income	$2,833
Adjustments:
Special charges and mark-to-market ("MTM") losses on financial instruments:
Impairment of assets	362
Termination of a maintenance service agreement	64
Severance and benefit costs	33
MTM losses on financial instruments	33
(Gains) losses on sale of assets and other special charges	6
Pre-tax income excluding special charges and MTM losses on financial instruments (Non-GAAP)	3,331
add: Interest expense (net of income tax benefit) (a)	693
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	193
add: Net interest on pension (net of income tax benefit) (a)	(12)
less: Income taxes paid	(14)
NOPAT (Non-GAAP)	$4,191

Average Invested Capital (five-quarter average)
Total assets	$49,392
less: Non-interest bearing liabilities (b)	(16,966)
Average invested capital (Non-GAAP)	$32,426

ROIC (Non-GAAP)	12.9%

(a)
Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing cash taxes paid by pre-tax income excluding special charges and MTM gains on financial instruments. For the twelve months ended March 31, 2019, the effective cash tax rate was 0.4%.

(b)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL believes that adjusting for MTM gains and losses on financial instruments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended March 31,		% Increase/ (Decrease)
	2019	2018
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	13.85	14.15	(2.1)
Special charges (B)	0.02	0.07	NM
Third-party business expenses	0.05	0.05	—
Fuel expense	3.08	3.17	(2.8)
Profit sharing, including taxes	0.05	0.02	150.0
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	10.65	10.84	(1.8)
NM Not Meaningful

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended March 31,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2019	2018
Operating expenses (GAAP)	$9,094	$8,770	$324	3.7
Special charges (B)	18	40	(22)	NM
Operating expenses, excluding special charges	9,076	8,730	346	4.0
Adjusted to exclude:
Third-party business expenses	30	31	(1)	(3.2)
Fuel expense	2,023	1,965	58	3.0
Profit sharing, including taxes	33	17	16	94.1
Adjusted operating expenses (Non-GAAP)	$6,990	$6,717	$273	4.1

Operating income (GAAP)	$495	$262	$233	88.9
Adjusted to exclude:
Special charges (B)	18	40	(22)	NM
Adjusted operating income (Non-GAAP)	$513	$302	$211	69.9

Pre-tax income (GAAP)	$367	$182	$185	101.6
Adjusted to exclude:
Special charges (B)	18	40	(22)	NM
MTM gains on financial instruments (B)	(17)	(45)	28	NM
Interest expense on ERJ 145 finance leases (C)	21	—	21	NM
Adjusted pre-tax income (Non-GAAP)	$389	$177	$212	119.8

Net income (GAAP)	$292	$145	$147	101.4
Adjusted to exclude:
Special charges (B)	18	40	(22)	NM
MTM gains on financial instruments (B)	(17)	(45)	28	NM
Interest expense on ERJ 145 finance leases (C)	21	—	21	NM
Income tax expense (benefit) related to adjustments above	(5)	1	(6)	NM
Adjusted net income (Non-GAAP)	$309	$141	$168	119.1

Diluted earnings per share (GAAP)	$1.09	$0.51	$0.58	113.7
Adjusted to exclude:
Special charges (B)	0.07	0.14	(0.07)	NM
MTM gains on financial instruments (B)	(0.07)	(0.16)	0.09	NM
Interest expense on ERJ 145 finance leases (C)	0.08	—	0.08	NM
Income tax benefit related to adjustments	(0.02)	—	(0.02)	NM
Adjusted diluted earnings per share (Non-GAAP)	$1.15	$0.49	$0.66	134.7

NM Not Meaningful

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and finance leases is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures and adjusted capital expenditures is useful to allow investors to evaluate the company's ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended March 31,
Capital Expenditures (in millions)	2019	2018
Capital expenditures (GAAP)	$1,609	$944
Property and equipment acquired through the issuance of debt	92	60
Property and equipment acquired through finance leases	8	—
Adjusted capital expenditures (Non-GAAP)	$1,709	$1,004

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$1,915	$1,709
Less capital expenditures	1,609	944
Free cash flow, net of financings (Non-GAAP)	$306	$765

Net cash provided by operating activities (GAAP)	$1,915	$1,709
Less adjusted capital expenditures (Non-GAAP)	1,709	1,004
Free cash flow (Non-GAAP)	$206	$705

United Airlines Reports First-Quarter 2019 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NOTES (UNAUDITED)

(B) Special charges and MTM gains on financial instruments include the following:

	Three Months Ended March 31,
(In millions)	2019	2018
Operating:
Impairment of assets	$8	$23
Severance and benefit costs	6	14
(Gains) losses on sale of assets and other special charges	4	3
Total special charges	18	40
Nonoperating MTM gains on financial instruments	(17)	(45)
Total special charges and MTM gains on financial instruments	1	(5)
Income tax expense related to special charges and MTM gains on financial instruments	—	1
Total special charges and MTM gains on financial instruments, net of income taxes	$1	$(4)
Impairment of assets: During the three months ended March 31, 2019, the company recorded an $8 million fair value adjustment for aircraft purchased off lease. During the three months ended March 31, 2018, the company recorded a $23 million fair value adjustment for aircraft purchased off lease and impairments related to certain fleet types and certain international slots no longer in use.
Severance and benefit costs: During the three months ended March 31, 2019 and 2018, the company recorded $2 million and $8 million, respectively, of severance and benefit costs primarily related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters. In the first quarter of 2017, approximately 1,000 technicians and related employees elected to voluntarily separate from the company and received a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through early 2019. Also during the three months ended March 31, 2019 and 2018, the company recorded $4 million and $6 million, respectively, of management severance.
MTM gains on financial instruments: During the three months ended March 31, 2019 and 2018, the company recorded gains of $14 million and $45 million, respectively, for the change in market value of its investment in Azul Linhas Aéreas Brasileiras S.A. During the first quarter of 2019, the company recorded gains of $3 million for the change in fair value of certain derivative assets related to equity of Avianca Holdings S.A. For equity investments and derivative assets subject to MTM accounting, the company records gains and losses as part of Nonoperating income (expense): Miscellaneous, net in its statements of consolidated operations.
(C) Interest expense related to finance leases of Embraer ERJ 145 aircraft
During the third quarter of 2018, United entered into an agreement with the lessor of 54 Embraer ERJ 145 aircraft to purchase those aircraft in 2019. The provisions of the new lease agreement resulted in a change in accounting classification of these new leases from operating leases to finance leases up until the purchase date. The company recognized $21 million of additional interest expense in the three months ended March 31, 2019 as a result of this change.
(D) Effective tax rate
The company's effective tax rate for the three months ended March 31, 2019 and 2018 was 20.4% and 20.3%, respectively. The effective tax rate represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items and the impact of a change in the company's mix of domestic and foreign earnings.

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